UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2005

Speedus Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-27582	13-3853788
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9 Desbrosses Street, Suite 402
New York, New York		10013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 773-3669

Not Applicable.
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2005 Stock Incentive Plan

     On October 3, 2005, the Board of Directors (the “Board”) of Speedus Corp. (the “Company”) adopted the Speedus Corp. 2005 Stock Incentive Plan (the “2005 Plan”) to replace the Company’s 1995 Stock Incentive Plan (the “1995 Plan”). The 2005 Plan was adopted subject to the approval of the Company’s stockholders. On November 17, 2005, the Company’s stockholders approved the 2005 Plan.

     In connection with the adoption of the 2005 Plan, the Company has transferred the available share reserve under the 1995 Plan to the 2005 Plan. Thus, at its inception an aggregate of 1,279,368 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), will be available for issuance under the 2005 Plan. This number may be increased from time to time to the extent that outstanding awards under the 1995 Plan expire without any share issuance by the Company. If all of the currently outstanding awards under the 1995 Plan expire without the issuance of shares of Common Stock by the Company in satisfaction of those awards, a total of 2,895,827 shares would be available for issuance under the 2005 Plan.

     The 2005 Plan will be administered by the Board or a committee appointed by the Board from among its members (the entity administering the 2005 Plan is hereafter referred to as the “Committee”). The Committee will determine which individuals may participate in the 2005 Plan and the type, extent and terms of the awards to be granted thereunder.

Officers, key employees, directors and consultants of the Company and its subsidiaries are eligible to receive Awards under, and participate in, the 2005 Plan.

The 2005 Plan allows for the discretionary grant of options, stock appreciation rights, performance shares, phantom stock units, restricted stock, bonus stock and other equity-based awards.

     Members of the Board who are not also employees of the Company receive automatic annual grants of options. On the date any person first becomes a non-employee director, such person will be automatically granted an option to purchase 5,000 shares of Common Stock. Additionally, provided he or she remains a non-employee director of the Company, on the date of each of the Company’s annual meeting of stockholders, each non-employee director will be automatically granted an option to purchase 10,000 shares of Common Stock. All such options granted to non-employee directors are hereinafter referred to as “Non-Employee Director Options.”

          All Non-Employee Director Options have an exercise price per share equal to the Fair Market Value (as defined in the 2005 Plan) of a share of Common Stock on the date of grant. All Non-Employee Director Options are fully vested and exercisable as of the date of grant. The term of each Non-Employee Director Option (“Term”), after which each such Option shall expire, will be ten years from the date of grant, unless such Option expires earlier upon a termination of such non-employee director from service on the Board.

          The Board may terminate or amend the automatic Award to non-employee director s by increasing or decreasing the number of shares of Stock subject to the formula or substituting an alternate formula or a different Award on different terms, including different vesting conditions.

          A Copy of the 2005 Plan is attached hereto as Exhibit [10.1] and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	2005 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedus Corp.

November 18, 2005	By:	/s/ Thomas M. Finn

Name: Thomas M. Finn
Title: Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	2005 Stock Incentive Plan